UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Synovus Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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December 2, 2008
Dear Shareholder:
We have previously sent to you proxy material for the Special Meeting of Synovus Financial Corp. Shareholders to be held on December 17, 2008. Your Board of Directors unanimously recommends that shareholders return the enclosed proxy card voting FOR all of the items on the agenda.
Since approval of the Amendment to Article 4 of the Articles of Incorporation and the Amendment to Section 1 of Article III of the Bylaws requires the affirmative vote of shares representing at least 66 2/3% of the votes entitled to be cast, your vote is important, no matter how many or how few shares you may own. If you haven’t already voted, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Voting now will save the company additional solicitation expenses.
Thank you for your continuing support,

Richard E. Anthony
Chairman of the Board and
Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
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